EXHIBIT NO. 10.2
----------------

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and entered into on this 4th day of September, 2001, effective on the 1st day of September, 2001 by and between INFINITI PAINT COMPANY, INC., a Florida corporation, located at 4100 North Powerline Road, Suite G-2, Pompano Beach, Florida 33073 (the "Company"), and JON PALMISCIANO, an individual, residing at 2100 Northeast 57th Street, Fort Lauderdale, Florida 33308 (hereinafter called the "Employee").

     WHEREAS, the Company is engaged in sales, marketing and distribution of adhesives, sealant, coatings, paints, and foam products (hereinafter called the "Business");

     WHEREAS, the Employee has extensive experience in operating such Business;

     WHEREAS, the Company is desirous of hiring Employee in order to avail itself of Employee's experience and expertise in connection with the Company's Business; and

     WHEREAS, the Employee is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby acknowledge that the foregoing recitals are true and correct and further agree as follows:

1.   EMPLOYMENT.

     1.1 EMPLOYMENT AND TERMS. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company on the terms and conditions set forth herein.

     1.2 DUTIES OF EMPLOYEE. During the Term of this Agreement, Employee shall serve as an officer of the Company as assigned by the Company's board of Directors (hereinafter the "Board"), shall diligently perform all services as may be assigned to him by the Board, and shall exercise such power and authority as the Board may from time to time reasonably delegate to him. Employee shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

2.   TERM.

     2.1 TERM. The term of this Agreement, and the employment of the Employee hereunder, shall commence on September 1, 2001 (the "Commencement Date") and shall expire on August 31, 2006, unless sooner terminated in accordance with the terms and conditions hereof (the "Term").

     2.2 EXPIRATION DATE. Subject to the provisions of Section 5.4 hereof, the date on which the Term of this Agreement shall expire, is sometimes referred to in this Agreement as the Expiration Date.

                                       1


3.   COMPENSATION.

     3.1 BASE SALARY. The Employee shall receive a base salary at the annual rate of One Hundred and Fifty Thousand Dollars ($150,000) (hereinafter the "Base Salary") during the first year of the Term of this Agreement, with such Base Salary payable on bi-weekly basis, subject to applicable withholding and other taxes. The Base Salary shall be increased in five percent (5%) increments for the four successive full years of employment during the Term, respectively.

     3.2 OTHER COMPENSATION. The Employee shall also receive "Incentive Compensation", as defined below:

          3.2.1 OPTIONS. Upon execution of this Agreement, the Company shall cause to be delivered seventy five thousand (75,000) options (hereinafter the "Stock Options") to purchase common stock, par value $.01 (hereinafter the "Common Stock") of the Company's Parent company, Urecoats Industries Inc. (hereinafter the "Parent") under (and therefore subject to all terms and conditions of) the 2000 Stock Purchase and Option Plan (hereinafter the "2000 Plan") and all rules or regulations of the United States Securities and Exchange Commission and Internal Revenue Service applicable to stock option plans then in effect, at a price per share equal to the fair market value (hereinafter the "FMV") of such Common Stock, as defined under the 2000 Plan, on the date of execution of this Agreement (hereinafter the "Date of Grant"), of which thirty thousand (30,000) options vest at the end of the first two (2) years of employment hereunder and the remainder in increments of fifteen thousand (15,000) after each of the remaining full years of employment during the Term hereunder and good for five (5) years (the 2000 Plan including a form of Stock Option is attached as Exhibit A).

          3.2.2 BONUSES. Upon the occurrence of the events described below, Employee shall be entitled to the following:

                 3.2.2.1 CASH BONUS - EXISTING LOCATION. Employee shall be entitled to an annual cash bonus to the extent such a bonus is awardable in accordance with the calculations described in this section for the existing Infiniti location. The bonus shall be based upon the following minimum gross revenue (hereinafter "Gross Revenue") and operating income percentage of gross revenue (hereinafter "Operating Income Percentage") requirements applicable to its existing Infiniti location (hereinafter "Office1") of the Company.

                                          MINIMUM         MINIMUM OPERATING
                       YEAR             GROSS REVENUE     INCOME PERCENTAGE
               --------------------     -------------     -----------------
                Closing to 12/31/01     $   1,000,000            10%
               01/01/02 to 12/31/02     $   3,800,000            10%
               01/01/03 to 12/31/03     $   4,600,000            11%
               01/01/04 to 12/31/04     $   5,500,000            12%
               01/01/05 to 12/31/05     $   6,600,000            12%

                 Employee's annual cash bonus shall be an amount equal to:

                      (a) 1 and 1/4% of operating income (hereinafter "Operating Income") as further defined below, so long as the minimum Gross Revenue is achieved in the applicable year; and,

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                      (b)  1 and 1/4% of Operating Income so long as the minimum
Operating Income Percentage is achieved in the applicable year.

                 3.2.2.2 CASH BONUS - ADDITIONAL LOCATION(S). Gross Revenue, Operating Income and Operating Income Percentage shall be determined on a location-by-location basis. As of this date there is only one Infiniti location, i.e., Office 1, above. Company expects to open additional Infiniti location(s) during the Term hereof. With respect to only those additional Infiniti location(s) that Employee opens with Company's prior consent, and the operation of which Employee is responsible, the following minimum Gross Revenue and Operating Income requirements will apply:

                                     MINIMUM           MINIMUM OPERATING
             YEAR                 GROSS REVENUE        INCOME PERCENTAGE
    ----------------------     -------------------     -----------------
          1st partial year     $   1,500,000 times 	         8%
                               number of days open
                               divided by 365 days
    1st full calendar year     $         1,800,000             8%
    2nd full calendar year     $         2,250,000            10%
    3rd full calendar year     $         2,800,000            11%
    4th full calendar year     $         3,600,000            12%
    5th full calendar year     $         4,500,000            12%

                 3.2.2.3 OPERATING INCOME. For the purposes hereof, Operating Income shall consist of Gross Revenues less normal operating expenses including, but not limited to, rent, utilities, employee compensation, other labor and material costs and the like as well as expenses of Urecoats Industries, Inc. or its subsidiaries directly related to Employer's operations such as legal, accounting and bookkeeping expenses. Income taxes shall not be deducted in determining Operating Income. Also, Operating Income will not include or be affected by "extraordinary items" of gains or loss as that term is defined under generally accepted accounting principles (hereinafter "GAAP") and shall not include or be affected by any gains, losses or profits realized from the sale of any assets other than in the ordinary course of business.

                 3.2.2.4 ILLUSTRATION. For illustration purposes, Employee's bonus would be determined as follows for the period ending 12/31/01 based upon the following assumptions and calculations:

                          (a)  assume Gross Revenue of $1,100,000;

                          (b)  assume Operating Income of $150,000; and

                          (c)  assume only one Infiniti  location is open.

     The Operating Income Percentage is determined by dividing Operating Income by Gross Revenue. Accordingly, in this example the Operating Income Percentage is 13.6%, i.e.:

                                   150,000 (OI)
                           ----------------------------
                           1,100,000 (GR) = 13.6% (OIP)


                                       3

     Therefore, Employee would be entitled to a 11/4% bonus of Operating Income because Gross Revenue exceeded the $1,000,000 minimum Gross Revenue for year end 12/31/01 and Employee would be entitled to a 11/4% bonus of Operating Income because Operating Income Percentage exceeded the 10% minimum Operating Income Percentage for the year ended 12/31/01.

     The total amount of Employee's bonus would be $3,750, i.e., 2 and 1/2% (1 and 1/4% + 1 and 1/4%) multiplied by $150,000 (Operating Income).

     This illustration and calculation applies separately to each new Infiniti location opened during the Term hereof from the date each Infiniti office is opened for business through the end of the Term hereof.

     Any bonuses payable hereunder shall be paid to Employee within fifteen (15) days after completion of the annual audit of each Infiniti location for the applicable calendar year.

     Employee is not entitled to a bonus for any year (except a first partial year) in which Employee is not employed for the entire calendar year or is terminated.

                 3.2.2.5 ANNUAL REVIEW. Sections 3.2.2.1 and 3.2.2.2 are subject to annual review by the Company and Employee taking into consideration new criteria based on actual historical financial data during the Term hereof.

                 3.2.2.6 CONVERSION RIGHT. The Company is in the process of establishing a Senior Management Incentive Program (hereinafter "Senior Management Program") for the 2002 calendar year. Employee has the right to convert his Incentive Compensation under this Agreement to that offered under the Senior Management Program') within sixty (60) days after it is implemented by the Company, in Employee's sole discretion. If the Employee chooses to be covered under the Senior Management Program, then such choice will void the Incentive Compensation covered under this Agreement in its entirety; except to the extent that the Employee has earned Incentive Compensation with respect to this Agreement, which Incentive Compensation shall be due and payable to Employee in accordance with the terms of this Agreement.

4.   EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

     4.1 REIMBURSEMENT OF EXPENSES. During the Term of the Employee's employment hereunder, upon the submission of proper substantiation by the Employee to Company's satisfaction, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Employee for all reasonable expenses actually paid or incurred by the Employee in the course of and pursuant to the business of the Company. The Employee shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company. The Company will make available an American Express Corporate Card to Employee for business expense purposes only, which will be revoked unless used accordingly.





                                       4
     4.2 COMPENSATION/BENEFIT PROGRAMS. During the Term of this Agreement, the Employee shall be entitled to participate in the following plans as they may exist from time to time during the Term hereof, to wit, any and all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its Employees, including savings, pension, profit-sharing, stock options, and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. Notwithstanding the foregoing, Employee shall be entitled to maintain his existing benefits, which are described in Exhibit B, however, the Company may in its sole discretion replace such benefits with companies and/or carriers of its choice, so long as the benefits are equal to or greater than those listed in this exhibit.

     4.3 AUTOMOBILE. The Company shall provide the Employee with a vehicle to use together with insurance, maintenance and fuel, that is suitable for the purposes required of his trade or provide an automobile allowance for such purpose. Notwithstanding the foregoing, Employee shall be entitled to maintain his existing lease vehicle, which is described in Exhibit C, however, the Company may in its sole discretion replace such lease vehicle, so long as the lease vehicle is equal to or greater than the lease vehicle listed in this exhibit.

     4.4 OTHER BENEFITS. The Employee shall be entitled to three (3) weeks of vacation each year during the Term of this Agreement, plus one (1) days for each year of employment during the Term hereunder, which in no case shall be greater than four (4) weeks, to be taken at such times as the Employee and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Employee hereunder. Notwithstanding the foregoing, as an officer of Infiniti, you are expected to utilize your vacation time judiciously and so as not to jeopardize the Business and at no time can two officers be on vacation at the same time. All vacation requests greater than three (3) consecutive days must be approved thirty (30) days in advance. Vacation may be taken in time only during any calendar year and may not be carried forth to the next calendar year without prior written consent by the Company. The Employee shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

5.   TERMINATION.

     5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice to the Employee, to terminate the Employee's employment hereunder, for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Employee which constitutes a negligent or willful breach of this Agreement which is not cured within five (5) days after receipt by the Employee of written notice of same or, if such breach is not capable of cure within such five (5) day period, if the Employee has not commenced diligently to cure such breach in the shortest time possible, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) conviction of any crime which involves dishonesty or a breach of trust, or (iv) the material and willful or knowing failure or refusal (other than as a result of disability) by the Employee to perform his duties hereunder. Any termination for cause shall be made in writing to the Employee, which notice shall set forth in detail all acts or

                                       5

omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Employee his Base Salary together with any earned but unpaid Incentive Compensation to the date of termination, subject to claims of the Company. The Company shall have no further liability hereunder other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1. Any payments by Company hereunder shall be without prejudice to Company's right to assert any claims Company has or may have against Employee.

     5.2 DISABILITY. The Company shall at all times have the right, upon written notice to the Employee, to terminate the Employee's employment hereunder, if the Employee shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of one hundred and twenty (120) days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Employee continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Employee any unpaid Base Salary through the effective date of termination specified in such notice and
(ii) Company shall have no further liability hereunder, other than for (i) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, (ii) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs and (iii) any earned and unpaid Incentive Compensation due to the Employee as of the date of termination.

     5.3 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the Employee's employment hereunder by written notice to the Employee. Upon any termination pursuant to this Section 5.3 (that is not a termination under any of Sections 5.1, 5.2, 5.4, or 5.5), the Company shall (i) pay to the Employee any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Employee the accrued but unpaid Incentive Compensation, (iii) provide Employee reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs and (iv) continue to pay to Employee his base salary in installments as if Employee were still employed by Company as follows:

          (1) for one year after the date Employee is terminated if Employee is terminated during the first year of his employment,

          (2) for nine months after the date Employee is terminated if Employee is terminated during the second year of his employment,

          (3) for six months after the date Employee is terminated if Employee is terminated during the third year of his employment, and

          (4) for three months after the date Employee is terminated if Employee is terminated at any time during or after the forth year of his employment.




                                       6

     5.4  TERMINATION BY EMPLOYEE.

          5.4.1 The Employee shall at all times have the right upon, one hundred and twenty (120) days notice during the first two (2) years of the Term and sixty (60) days notice during the remainder of the Term, upon written notice to the Company, to terminate the Employee's employment hereunder.

          5.4.2 Upon any termination pursuant to this Section 5.4 by the Employee, the Company shall (I) pay to the Employee any unpaid Base Salary through the effective date of termination specified in such notice and (ii) pay to the Employee his earned but unpaid Incentive Compensation, if any. The Company shall have no further liability hereunder other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

     5.5 RESIGNATION. Upon any termination of employment pursuant to Section 5, the Employee shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Employee hereby agrees to immediately execute a resignation letter to the Board.

     5.6 SURVIVAL. The provisions of this Section 5 shall survive the termination of this Agreement, as applicable.

6.   RESTRICTIVE COVENANTS.

     6.1 NON-COMPETITION. At all times while the Employee is employed by the Company and for a two (2) year period after the termination of the Employee's employment with the Company for any reason, the Employee shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in a business the same as, or similar to, the business conducted by Infiniti Paint Co., Inc. or substitute name(s), at all times while Employee is employed by the Company and at the time of Employee's termination of employment with the Company, within the United States during the Term hereof, including in any business engaged in the manufacture, sale, marketing or distribution of roofing and waterproofing products provided that such provision shall not apply to the Employee's ownership of common stock of the Company's Parent or the acquisition by the Employee, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.



                                       7

     6.2 NONDISCLOSURE. The Employee shall not at any time during the Term hereof or thereafter divulge, communicate, or use in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company, any Confidential Information or data now or hereafter acquired by the Employee with respect to the business of the Company (which shall include, but not be limited to information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Employee in confidence and as a fiduciary, and Employee shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Employee) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information to the extent required by law.

     6.3 NONSOLICITATION OF EMPLOYEES AND CUSTOMERS; NONACCEPTANCE OF BUSINESS FROM CUSTOMERS. At all times while the Employee is employed by the Company and for a two (2) year period after the termination of the Employee's employment with the Company for any reason, the Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on, solicit or accept any business from any of the actual or targeted prospective customers of the Company (the identity of and information concerning which constitute trade secrets and confidential proprietary information of the Company) on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Employee make known the names and addresses of such customers or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Employee's duties under this Agreement.

     6.4 OWNERSHIP OF DEVELOPMENTS. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes or works of authorship developed or created by Employee during the course of performing work for the Company or its customers (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Employee for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Employee for hire for the Company, the Employee agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Employee may have in such Work Product. Upon the request of the Company, the Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

     6.5 BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property

                                       8
of the Company and shall be returned immediately to the Company on termination of the Employee's employment hereunder or otherwise on the Company's request at any time.

     6.6 DEFINITION OF COMPANY. Solely for purposes of this Section 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

     6.7 ACKNOWLEDGEMENT BY EMPLOYEE. The Employee acknowledges and confirms that (a) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Employee acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this
Section 6. The Employee further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns and shall be enforced to the fullest extent of the law applicable at the time that Company deems it necessary or advisable to enforce the restrictive covenants and the other provisions of this Section 6.

     6.8 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

     6.9 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in this
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 6 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     6.10 ADJUSTMENT OF TIME PERIODS. The foregoing notwithstanding, the two year post employment time periods described in Section 6.1 and 6.3 above shall be adjusted as follows in the event Company terminates Employee's employment without cause:

           (1) if the termination occurs during the first year of employment, the two year period shall not apply.


                                       9
           (2) if the termination occurs during the second year of employment the two year period shall be reduced to one year.

7. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Broward County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the losing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues.

8. ASSIGNMENT. Employee shall not have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the laws of the State of Florida. Venue for any action brought hereunder shall be in Broward County, Florida and the parties hereto waive any claim that such forum is inconvenient.

10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Employee and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by written instrument signed by both the Company and the Employee.

11. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed c/o Sader & LeMaire, P.A., 1901 West Cypress Creek Road, Suite 415, Fort Lauderdale, Florida 33309, Attention: Robert
L. Sader, Esquire, and (ii) if to the Employee, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

12. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.
                                       10

13. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof. If any invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

14. WAIVER. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

15. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of the Agreement.

16. CONSTRUCTION. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the drafting hereof, each party having been given the opportunity to be represented by counsel of their choice in connection with the negotiation of this Agreement.

17. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

     WITNESSES                          EMPLOYEE

     Sign:  /s/ Robert L. Sader         By:    /s/ Jon Palmisciano
            -------------------                ----------------------
     Print: Robert L. Sader             Name:  Jon Palmisciano
                                        Title: Individually
     Sign:  /s/ Brian W. Broad
            -------------------
     Print: Brian W. Broad

     WITNESSES                          INFINITI PAINT COMPANY, INC.

     Sign:  /s/ Robert L. Sader         By:    /s/ Timothy M. Kardok
            -------------------                ----------------------
     Print: Robert L. Sader             Name:  Timothy M. Kardok
                                        Title: President
     Sign:  /s/ Brian W. Broad
            -------------------
     Print: Brian W. Broad

                                   EXHIBIT A
                                   ---------

                       2000 STOCK PURCHASE AND OPTION PLAN
                           (including Form of Option)

                            URECOATS INDUSTRIES INC.
                      2000 STOCK PURCHASE AND OPTION PLAN
                            (effective July 1, 2000)

                                   SECTION I
                                    PURPOSE

     URECOATS INDUSTRIES INC. (the "Company"), desires to afford certain of its key employees, officers, and consultants, who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such individuals a greater concern for the welfare of the Company and its subsidiaries. The Company, by means of this 2000 Stock Purchase and Option Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. The Options offered herein are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or consultant. The Options granted hereunder are intended to be either Incentive Stock Options or Non-Qualified Stock Options.

                                  SECTION  II
                                  DEFINITIONS

The terms, as used in this 2000 Plan, shall have the meanings provide below:

     (a) Administrator. The Board of Directors of the Company, or a committee established by the Board, designated to administer the 2000 Plan, which shall consist of not less than two (2) Non-Employee Directors satisfying the requirements of Rule 16b-3.

     (b) Affiliate. Any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest.

     (c) Code. The Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (d)   Company.  Urecoats Industries Inc., a Delaware corporation.

     (e) Eligible Person. Any employee, officer or consultant providing services to the Company or any Affiliate who the Administrator determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall be an Eligible Person.

     (f)   Exchange Act.  The Securities Exchange Act of 1934, as amended.

     (g) Fair Market Value. The closing "bid" price of the Shares on the date in question as quoted on NASDAQ, or any successor national stock exchange on which the Shares are then traded; provided, however, that if on the date in question there is no public market for the Shares and they are neither quoted on NASDAQ nor traded on a national securities exchange, then the Administrator shall, in its sole discretion and best judgment, determine the Fair Market Value.

     (h) Incentive Stock Option. An Option granted under the 2000 Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (i) NASDAQ. The National Association of Securities Dealers Electronic Bulletin Board or Automated Quotation System.

     (j) Non-Employee Directors. Directors, as such term is defined in Rule 16b-3(b)(3)(I) promulgated under the Exchange Act, that have the qualifications thereunder to satisfy the requirements of Rule 16b-3.

     (k) Non-Qualified Stock Option. An Option granted under the 2000 Plan that is not intended nor meets the requirements of Section 422 of the Code or any successor provision.

     (l)   Option.  An Incentive Stock Option or a Non-Qualified Stock Option.

     (m) Option Agreement. Any written agreement, contract or document evidencing any Option granted under the 2000 Plan.

     (n)   Optionee.  An Eligible Person granted an Option under the 2000 Plan.

     (o) Participant. An Eligible Person designated to be granted an Option under the 2000 Plan.

     (p) Person. Any individual, corporation, partnership, association, limited liability company, or trust.

     (q) Rule 16b-3. The Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

     (r)   Shares.  The shares of common stock, $.01 par value, of the Company.

     (s) 10% Shareholder. A Participant who owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company possessing more than 10% of the Company or subsidiary corporation or parent corporation of the Company.

     (t)   2000 Plan.  This 2000 Stock Purchase and Option Plan.

                                  SECTION  III
                                 ADMINISTRATION

     The Administrator, subject to the express provisions contained herein and applicable law, shall administer this 2000 Plan with full power and authority to:

     (a)   designate Participants;

     (b) determine the types of Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the 2000 Plan;

     (c)   determine the number of Shares to be covered by each Option;

     (d)   determine the terms and conditions of any Option Agreement;

     (e) amend the terms and conditions of any Option Agreement and accelerate the exercisability of Options covered thereunder;

     (f) determine whether, to what extent and under what circumstances Options may be exercised in cash, shares, cancellation of indebtedness of the Company owing to the Optionee, other securities, other property, or any combination thereof, or canceled, forfeited or suspended;

     (g) determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Administrator;

     (h) interpret and administer the 2000 Plan and any instrument or Option Agreement relating to, or Option granted under the 2000 Plan;

     (i) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2000 Plan; and

     (j) make any other determination and take any other action that it deems necessary or desirable for the administration of the 2000 Plan.

     Unless otherwise expressly provided in the 2000 Plan, all designations, determinations, interpretations and other decisions under or with respect to the 2000 Plan or any Option shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the 2000 Plan and any employee of the Company or any Affiliate.

                                  SECTION IV
                      AVAILABLE SHARES SUBJECT TO OPTION

     The Shares underlying the Options granted pursuant to this 2000 Plan, are subject to the following provisions:

     (a) Shares Available. The total number of Shares for which Options may be granted pursuant to the 2000 Plan shall be 5,000,000 Shares in the aggregate, subject to adjustments as provided in Section 4(c). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the 2000 Plan with respect to such Option, to the extent of any such forfeitures or terminations, shall again be available for Options under the 2000 Plan.

     (b)   Accounting for Shares Covered by an Option.  For purposes of this
Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the 2000 Plan.

     (c) Adjustments. In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), re-capitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar rights to purchase shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the 2000 Plan such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2000 Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

          (1) the number of Shares which may thereafter be made the subject of Options;

          (2)   the number of Shares subject to outstanding Option awards; and

          (3) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

     (d) Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the 2000 Plan shall not exceed 2,000,000 Shares subject to adjustment as provided in the 2000 Plan and Section 422 or 424 of the Code or any successor provisions.

                                   SECTION V
                                  ELIGIBILITY

     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Administrator, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

                                  SECTION  VI
                                 OPTION AWARDS

     The Administrator is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the 2000 Plan as the Administrator shall determine:

     (a) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Administrator, provided, however, that such purchase price shall not be less than ninety percent (90%) of the Fair Market Value of a Share on the date of grant of such Option, provided further, any Option granted to a Participant who, at the time such Option is granted, is an officer or director of the Company, the purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option, provided further, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, is deemed to be a 10% Shareholder, the purchase price for each Share shall be such amount as the Administrator in its best judgment shall determine to be not less than one hundred and ten percent (110%) of the Fair Market Value per Share at the date the Incentive Stock Option is granted. In determining stock ownership of a Participant for any purposes under the 2000 Plan, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the Participant and believe it to be true.

     (b) Option Term. The term of each Option shall be fixed by the Administrator which in any event shall not exceed a term of ten (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option was granted.

     (c) Maximum Grant of Incentive Stock Options. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Administrator in any calendar year shall not exceed one hundred thousand dollars ($100,000.00).

     (d) Time and Method of Exercise. Subject to the provisions of the 2000 Plan, the Administrator shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods which shall consist of cash, shares, cancellation of indebtedness of the Company owing to the Optionee, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price may be made or deemed to have been made.

     (e) Limits on Transfer of Options. No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except by gift to family members which is not otherwise specifically proscribed by the Administrator in its discretion; provided, however, that, if so determined by the Administrator, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any Affiliate.

     (f) Restrictions and Securities Exchange Listing. All certificates for Shares delivered upon the exercise of Options shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the 2000 Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

     (g) Termination of Employment or Consultancy. Termination of employment or consultancy shall be subject to the following provisions:

          (1) Upon termination of the employment or consultancy, as the case may be, of any Participant, an Option previously granted to the Participant, unless otherwise specified herein or by the Administrator in the Option, shall, to the extent not theretofore exercised, not terminate or become null and void:

               (i) If the Participant shall die while in the employ of the Company or during the one (1) year period, whichever is applicable, specified in clause;

               (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

               (iii) If the employment or consultancy of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the
Code) or dismissal by the Company other than for cause (as defined below), and while such Participants entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one
(1) year from the date of termination of the Optionee's employment or consultancy by reason of retirement or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

          (2) If a Participant voluntarily terminates his or her employment or consultancy, as the case may be, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Administrator in the Option, forthwith terminate with respect to any unexercised portion thereof.

          (3) If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

          (4) For all purposes of the 2000 Plan, the term "for cause" shall mean:

               (i) With respect to a Participant who is a party to a written employment or consultancy agreement with the Company, as the case may be, which contains a "for cause" definition or "cause" (or words of like import) for purposes of termination of employment or consultancy thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements; or

               (ii) In all other cases, as determined by the Administrator in its sole discretion, that one or more of the following has occurred:

                    (A) any failure by a Participant to substantially perform his or her employment or consultancy duties, as the case may be, which shall not have been corrected within thirty (30) days following written notice thereof;

                    (B) any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate;

                    (C) any breach by a Participant of any obligation or specification contained in the instrument pursuant to which an Option is granted; or

                    (D) such Participant's conviction or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its Affiliates.

                                  SECTION VII
                     AMENDMENTS, TERMINATION AND ADJUSTMENTS

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the 2000 Plan:

     (a) Amendments to the 2000 Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the 2000 Plan; provided, however, that, notwithstanding any other provision of the 2000 Plan or any Option, without approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          (1) would cause Rule 16b-3 to become unavailable with respect to the 2000 Plan;

          (2) would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

          (3) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the 2000 Plan.

     (b) Amendments to Option Grants. The Administrator may waive any conditions or rights of the Company under any outstanding Option grant, prospectively or retroactively. The Administrator may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

     (c) Correction of Defects, Omissions and Inconsistencies. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2000 Plan or any Option in the manner and to the extent it shall deem desirable to carry the 2000 Plan into affect.

                                  SECTION VIII
                     INCOME TAX WITHHOLDING and TAX BONUSES

     The exercise of Options and issuance of the underlying Shares under this 2000 Plan, are subject to the following:

     (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Administrator, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by:

          (1) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes, or

          (2) delivering to the Company Shares other than the shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     (b) Tax Bonuses. The Administrator, in its discretion, shall have the authority, at the time of grant of any Option under this 2000 Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise, and shall have full authority in its discretion to determine the amount of any such tax bonus.

                                   SECTION IX
                             EFFECTIVE DATE AND TERM

     The effective date and term of this 2000 Plan are as follows:

     (a) Effective Date. The effective date of this 2000 Plan shall be July 1, 2000.

     (b) Term of 2000 Plan. Unless the 2000 Plan shall have been discontinued or terminated as provided for in the provisions of this 2000 Plan, the 2000 Plan shall terminate on June 30, 2010. No Option shall be granted after the termination of the 2000 Plan. However, unless otherwise expressly provided in the 2000 Plan or in an applicable Option, any Option theretofore granted may extend beyond the termination of the 2000 Plan, and the authority of the Administrator provided for hereunder with respect to the 2000 Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the 2000 Plan, shall extend beyond the termination of the 2000 Plan.

                                   SECTION X
                              GENERAL PROVISIONS

     The general provisions applicable to this 2000 Plan are as follows:

     (a) No Rights to Option Grants. No Eligible Person, Participant or other Person shall have any claim to be granted an Option under the 2000 Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the 2000 Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

     (b) Option Agreements. No Participant will have rights under an Option granted to such Participant unless and until a written Option shall have been duly executed on behalf of the Company. Each Option shall set forth the terms and conditions of the Option as granted to a Participant consistent with the provisions of this 2000 Plan.

     (c) Limit on Other Compensation Arrangements. Nothing contained in the 2000 Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the 2000 Plan, unless otherwise expressly provided in the 2000 Plan or in any Option.

     (e) Governing Law. The validity, construction and effect of the 2000 Plan or any Option granted hereunder, and any rules and regulations relating to the 2000 Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Delaware except to the extent preempted by Federal law.

     (f) Severability. If any provision of the 2000 Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the 2000 Plan or any Option under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the purpose or intent of the 2000 Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the 2000 Plan or any Option shall remain in full force & effect.

     (g) Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the 2000 Plan.

     IN WITNESS WHEREOF, this 2000 Plan has been duly amended and executed at Pompano Beach, Florida on this 12th day of April 2000.

URECOATS INDUSTRIES INC.


/s/ Larry T. Clemons
------------------------
Larry T. Clemons
President

                                     EXHIBIT
                                     -------

                                     OPTION

     THE BOARD OF DIRECTORS of Urecoats Industries Inc. (the "Company"), has authorized and approved the 2000 Stock Purchase and Option Plan ("2000 Plan"). This 2000 Plan provides for the grant of Options to employees including officers and directors and consultants of the Company. Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the 2000 Plan.

     1. GRANT OF OPTION. Pursuant to authority granted to it under the 2000 Plan, the Administrator responsible for administering the 2000 Plan hereby grants to you, as an employee or consultant of the Company and as of ____________, _______ ("Grant Date"), the following Option ___________. Each
Option permits you to purchase one share of the Company's common stock, $.01 par value per share ("Shares").

     2. CHARACTER OF OPTIONS. Pursuant to the 2000 Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the 2000 Plan and by law, such Options shall first be considered Incentive Stock Options.

     3. EXERCISE PRICE. The Exercise Price for each Non-Qualified Stock Option granted herein to consultants shall be $____________ per Share and employees $ ___________ per Share, and the exercise price for each Incentive Stock Option granted herein shall be $ _______ per Share, except that an Incentive Stock Option granted to a 10% Shareholder shall be $_______ per Share. It is agreed and determined by the Administrator that the Fair Market Value of the Shares subject to the Options herein on the date of grant is $________ per Share.

     4. PAYMENT OF EXERCISE PRICE. Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price of the Option so exercised in cash, Shares, cancellation of indebtedness of the Company owing to the Optionee, or in such form permitted under the 2000 Plan, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of the relevant Option being exercised.

     5. TERMS OF OPTIONS. The term of each Option granted herein shall be for a term of up to ______ (___) years from the Grant Date, provided, however, that the term of any Incentive Stock Option granted herein to an Optionee who is at the time of the grant, the owner of 10% or more of the outstanding Shares of the Company, shall not be exercisable after the expiration of five (5) years from the Grant Date.

     6. LIMITS ON TRANSFER OF OPTIONS. The Option granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution, except for gifts to family members subject to any specific limitation concerning such gift by the Administrator in its discretion; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death. Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative. No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     7. TERMINATION OF EMPLOYMENT OR CONSULTANCY. If your employment or consultancy is terminated with the Company, your Option and/or any unexercised portion, shall be subject to the provisions below:

          (a) Upon the termination of your employment or consultancy with the Company, to the extent not theretofore exercised, your Option shall continue to be valid; provided, however, that:

               (i) If the Participant shall die while in the employ of the Company or during the one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

               (ii) If the employment or consultancy of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the
Code) or dismissal by the Company other than for cause (as defined below), and while such Participants entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one
(1) year from the date of termination of the Optionee's employment or consultancy by reason of retirement or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

          (b) If you voluntarily terminate your employment or consultancy, or are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

          (c) If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

          (d) For all purposes of the 2000 Plan, the term "for cause" shall mean "cause" as defined in the 2000 Plan or your employment or consultancy agreement with the Company.

     8. RESTRICTION; SECURITIES EXCHANGE LISTING. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the 2000 Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

     9. AMENDMENTS TO OPTIONS HEREIN GRANTED. The Options granted herein may not be amended without your consent.

     10. WITHHOLDING TAXES. As provided in the 2000 Plan, the Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

URECOATS INDUSTRIES INC.





(Printed Name)
(Title)



Date

                                   EXHIBIT B
                                   ---------


                     EXISTING COMPENSATION BENEFIT PROGRAM



     1. Health Insurance - AETNA - HMO - Individual Coverage
     2. Disability Insurance - STANDARD INSURANCE - Individual Coverage
     3. Life Insurance - ALLSTATE - Term Insurance
     4. Dental Plan - Made available but paid for by Employee
     5. Eye Plan - Made available but paid for by Employee

                                    EXHIBIT C
                                    ---------


                             EXISTING LEASE VEHICLE



                  1. 1999 Ford Explorer, Eddie Bauer Edition